As filed with the Securities and Exchange Commission on October 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________

DeFi Capital Markets, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-0898545
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

____________________

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harvey B. Grossblatt

President and Chief Executive Officer

DeFi Capital Markets, Inc.

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)
____________________

Copies to:

James M. Turner, Esq. General Counsel DeFi Capital Markets, Inc. 11407 Cronhill Drive, Suite A Owings Mills, MD 21117-3586 (646) 502-5557	Kenneth A. Schlesinger, Esq. Spencer G. Feldman, Esq. Olshan Frome Wolosky LLP 1325 Avenue of the Americas, 15th Floor New York, NY 10019 (212) 451-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

____________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED OCTOBER 26, 2026

DeFi Capital Markets, Inc.

Up to 2,650,000 shares of Common Stock Issuable upon Conversion of Convertible Promissory Notes

This prospectus relates to the resale or other disposition from time to time in one or more offerings of up to 2,650,000 shares (“Conversion Shares”) (such amount includes the conversion of the principal amount of the Convertible Notes (as defined below), plus any accrued but unpaid interest on such portion of the principal amount) of our common stock, par value $0.01 per share, issuable upon the conversion of convertible promissory notes based upon the minimum conversion price of $1.00 per share (the “Floor Price”), as described in more detail below, to be offered by the Selling Stockholder. The term “Selling Stockholder” refers to the Selling Stockholder named in this prospectus, or certain transferees, assignees or other successors-in-interest that may receive our common stock from the Selling Stockholder. We will not receive any proceeds from the sale of the common stock by the Selling Stockholder.

On October 9, 2026, we entered into an amended and restated Securities Purchase Agreement (the “A&R Agreement”) with SJC Lending LLC, a Delaware limited liability company (“SJC” or “Selling Stockholder”). The A&R Agreement amends and restates the Securities Purchase Agreement between us and SJC (the “Original Agreement”) that was entered into on June 12, 2026 (the “Initial Closing Date”). Pursuant to the A&R Agreement, we agreed to sell to SJC convertible promissory notes in the aggregate principal amount of up to $2,650,000 (the “Convertible Notes”) for a total purchase price of up to Two Million Five Hundred Thousand Dollars ($2,500,000).

The A&R Agreement provides that the purchase of the Convertible Notes shall be conducted through three (3) separate tranche closings, provided, however, that SJC has the ability, exercisable in its sole discretion, to purchase any principal face amount of Convertible Notes prior to the dates of the tranche closings provided for in the A&R Agreement. Pursuant to the A&R Agreement, the initial tranche closing, which occurred on the Initial Closing Date (as defined in the A&R Agreement), consisted of the issuance of a Convertible Note to SJC in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000) and the second tranche closing, which occurred on July 29, 2026, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $530,000, for a purchase price of Five Hundred Thousand Dollars ($500,000).

Pursuant to the A&R Agreement, within thirty (30) days after the Securities and Exchange Commission (“SEC”) declares this registration statement effective registering for resale the Conversion Shares under the Securities Act of 1933, as amended (the “Securities Act”), subject to obtaining the approval of our stockholders and subsequently the approval of the NYSE American, LLC (the “NYSE American”), SJC shall be required to complete the third and final tranche by purchasing a Convertible Note in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000).

The Convertible Notes accrue interest at the rate of 8% per annum, unless an event of default (as defined in the Convertible Notes) occurs, at which time the Convertible Notes would accrue interest at 20% per annum. Each Convertible Note will mature on the first anniversary of issuance of such Convertible Note. The Convertible Notes are convertible into shares of our common stock at any time at a conversion price equal to the greater of (i) the Floor Price, which Floor Price will not be adjusted for stock dividends, stock splits, stock combinations or other similar transactions, and (ii) 80% of the lowest volume weighted average price, or VWAP, of the common stock during the five trading days immediately prior to the date of conversion into common stock, but not greater than $10.00 per share. We may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of our common stock exceeding 19.99% of the total shares of our common stock issued and outstanding as of the date thereof, in accordance with the rules and regulations of the NYSE American unless we first obtain stockholder approval.

The shares are being registered to satisfy an obligation included in the A&R Agreement providing for the registration of the Conversion Shares.

The Selling Stockholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

Our common stock is traded on the NYSE American under the symbol “DCM.” On October 23, 2026, the last reported sales price of the common stock, as reported by NYSE American, was $3.74 per share.

The Selling Stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of our shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 10.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our common stock is highly speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2026

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”).

You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have filed with the SEC that is incorporated by reference, is accurate as of the date on the front of those documents only, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

For investors outside of the United States: Neither we nor the Selling Stockholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

This document includes trademarks, tradenames and service marks, certain of which belong to the Company and others that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this document appear without the ®, TM and SM symbols, but the absence of those symbols is not intended to indicate, in any way, that the Company will not assert its rights or that the applicable owner will not assert its rights to these trademarks, tradenames and service marks to the fullest extent under applicable law. The Company does not intend its use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of the Company by, these other parties.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “we,” “us,” “our company” and similar terms refer to DeFi Capital Markets, Inc. and its consolidated subsidiaries.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections, and other information concerning our industry and business, as well as data regarding market research, estimates, and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research, or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” Unless otherwise expressly stated, we obtained this industry, business, market, and other data from reports, research surveys, studies, and similar data prepared by market research firms and other third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from sources which we paid for, sponsored, or conducted, unless otherwise expressly stated or the context otherwise requires. While we have compiled, extracted, and reproduced industry data from these sources, we have not independently verified the data. Forecasts and other forward-looking information with respect to industry, business, market, and other data are subject to the same qualifications and additional uncertainties regarding the other forward-looking statements in this document. See “Cautionary Note Regarding Forward-Looking Statements.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This registration statement, of which this prospectus forms a part, contains forward-looking statements. All statements other than statements of historical fact contained herein, including statements regarding our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies are forward-looking statements. Words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

·	we will need to raise additional capital to fund our operations in furtherance of our business plan;

·	we have an evolving business model, which increases the complexity of our business;

·	our tokenization platform is still in the early stages, and while it has completed one project, it may never achieve market acceptance;

·	we depend on a third-party developer to build and maintain our tokenization platform;

·	the market for tokenized assets is new and unproven and may not develop as we expect;

·	our growth strategy is subject to a significant degree of risk;

·	we are heavily dependent on our senior management, and a loss of a member of our senior management team could cause our stock price to suffer;

·	we have limited personnel and must build the operational, compliance, and information security functions necessary to operate our business;

·	our node and validator operations, and our tokenization platform, depend on the Ault Blockchain, a new network developed by an affiliated organization that may not achieve adoption or operate as intended;

·	we are subject to risks related to governmental regulation and enforcement with respect to tokenized and digital assets, including:

o	the regulatory framework for tokenized and digital assets is new, unsettled, and evolving;

o	classification of a tokenized asset as a security, a commodity, or another type of asset is uncertain and varies by underlying asset and jurisdiction;

o	regulatory requirements applicable to tokenized assets could materially limit, delay, or prevent us from offering our tokenization services, and could require us to curtail or cease that business; and

o	we may be required to obtain licenses or registrations, and may be deemed to be acting as a broker-dealer, transfer agent, money transmitter, or other regulated entity;

·	if we do not at any time satisfy the NYSE American continued listing requirements, our securities could be delisted from the NYSE American;

·	our common stock price is volatile; and

·	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because the following is only a summary, it does not contain all of the information you should consider before investing in our shares of common stock. Before making an investment decision, you should carefully read all of the information contained in this prospectus and the documents incorporated by reference, including the risks described under “Risk Factors” on page 4 herein and the Management’s Discussion and Analysis and our consolidated financial statements and the related notes incorporated by reference from our latest annual report on Form 10-K for the fiscal year ended March 31, 2026.

Company Overview

DeFi Capital Markets, Inc. (formerly, Universal Safety Products, Inc.) is transitioning into a digital asset and financial technology company focused on tokenization, proprietary quantitative trading, digital asset market making, blockchain infrastructure and investments in digital and tokenized assets. Through its subsidiaries and strategic investments, we intend to participate directly in the ongoing convergence of traditional capital markets, blockchain technology and decentralized finance.

In July 2025 we formed Universal DeFi, LLC (“Universal DeFi”), a wholly owned subsidiary, to pursue two lines of business: a tokenization platform and the operation of licensed nodes and a validator on the Ault Blockchain network. Universal DeFi has spent more than a year building technology that allows companies and asset owners around the world to tokenize real-world and financial assets, so they can be issued, held and, where permitted, traded on blockchain infrastructure. Universal DeFi’s platform, which is currently accessible by invitation-only, has completed its first project, the tokenization of 5,000 ounces of silver. In addition, Universal DeFi is currently making markets in three cryptocurrencies for itself in a proprietary account.

We view tokenization as one of the largest long-term opportunities in global capital markets, which is already rapidly expanding. Recently, data analytics platform Dune reported that tokenized real-world assets have surpassed $34 billion. Citigroup has forecasted that tokenized assets by 2030 would range between $2.7 trillion (bear case) to $8.2 trillion (bull case), with a base case of $5.5 trillion. We intend to take part in that growth through several offerings. We will provide tokenization technology to issuers and asset owners, allowing them to tokenize their own real-world assets. We will own and invest our own capital in digital and tokenized assets. Finally, we expect to provide liquidity through proprietary quantitative trading and market making.

That last piece is central to our strategy. Universal DeFi is building a proprietary market-making and quantitative trading operation that runs on its own capital, technology, algorithms and internal resources, and it plans to make markets in selected digital assets and tokenized markets where doing so is legally permitted and economically attractive.

On April 6, 2026, Ault Capital Group, Inc. (“Ault Capital Group”), acting as authorized agent for Ault DAO, LLC, transferred and activated to Universal DeFi 125,000 node licenses and the right to operate one validator, together with the wallet holding the related reward tokens, for no upfront cash consideration. Through these arrangements, Universal DeFi earns AULT tokens (the “AULT Tokens”), the native digital asset of the Ault Blockchain. In consideration of the transfer and delivery of the 125,000 Node Licenses, on June 30, 2026, Universal DeFi entered into a node revenue sharing agreement with Ault Capital Group under which it will pay Ault Capital Group 25% of net proceeds actually received from the sale of AULT Tokens and rewards, retaining the remaining 75%, until cumulative payments to Ault Capital Group total $93,750,000. As of the date of this prospectus, AULT Tokens are currently available for quotation on a single decentralized exchange (“DEX”) on the Ault Blockchain, which DEX is currently open by invitation only. As such, there is no observable market price or other reliable indicator of fair value of the AULT Tokens as of the date of this prospectus.

As these new initiatives gain traction, we anticipate discontinuing the legacy business of designing and marketing a variety of safety products, consisting primarily of smoke alarms, carbon monoxide alarms and related products. Most of our products require minimal installation and are designed for easy installation by the consumer without professional assistance and are sold through retail stores. We also market products to the electrical distribution trade through our wholly owned subsidiary, Universal Safety Electric, Inc. The electrical distribution trade includes electrical and lighting distributors as well as manufactured housing companies. Products we sell usually require professional installation.

In October 2024, we entered into an Asset Purchase Agreement with Feit Electric Company, Inc. (“Feit”) pursuant to which Feit agreed to acquire the smoke and carbon monoxide alarm portion of our business and our intangible assets, including but not limited to the trade name of Universal Security Instruments, Inc. and Universal Electric, Inc. On May 22, 2025, we closed on the asset sale to Feit pursuant to the terms of the Asset Purchase Agreement.

Our sales for the year ended March 31, 2026, were $4,847,163 compared to $23,563,554 for the year ended March 31, 2025. We reported a net loss of $2,485,763 in fiscal year 2026 compared to net income of $500,684 in fiscal year 2025, a decrease of $2,986,447. The decrease in net income from the prior year and the net loss for the fiscal year ended March 31, 2026, is attributed primarily to the sale of smoke and carbon monoxide alarms portion of the business to Feit.

Recent Developments

On the Initial Closing Date, we entered into the Original Agreement with SJC pursuant to which SJC agreed to purchase convertible promissory notes in the aggregate principal amount of up to $10,600,000 for a total purchase price of $10,000,000. On October 9, 2026, we entered into the A&R Agreement with SJC. Pursuant to the A&R Agreement, we agreed to sell to SJC $2.65 million in Convertible Notes for a total purchase price of up to Two Million Five Hundred Thousand Dollars ($2,500,000).

The A&R Agreement provides that the purchase of the Convertible Notes shall be conducted through three (3) separate tranche closings, provided, however, that SJC has the ability, exercisable in its sole discretion, to purchase any principal face amount of Convertible Notes prior to the dates of the tranche closings provided for in the A&R Agreement. Pursuant to the A&R Agreement, the initial tranche closing, which occurred on the Initial Closing Date, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000) and the second tranche closing, which occurred on July 29, 2026, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $530,000, for a purchase price of Five Hundred Thousand Dollars ($500,000).

Pursuant to the A&R Agreement, within thirty (30) days after the SEC declares this registration statement effective registering for resale the Conversion Shares under the Securities Act, subject to obtaining the approval of our stockholders and subsequently the approval of the NYSE American, SJC shall be required to complete the third and final tranche by purchasing a Convertible Note in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000).

The Convertible Notes accrue interest at the rate of 8% per annum, unless an event of default (as defined in the Convertible Notes) occurs, at which time the Convertible Notes would accrue interest at 20% per annum. Each Convertible Note will mature on the first anniversary of issuance of such Convertible Note. The Convertible Notes are convertible into shares of common stock at any time at a conversion price equal to the greater of (i) the Floor Price, which Floor Price will not be adjusted for stock dividends, stock splits, stock combinations or other similar transactions, and (ii) 80% of the lowest VWAP of the common stock during the five trading days immediately prior to the date of conversion into common stock, but not greater than $10.00 per share. We may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of our common stock exceeding 19.99% of the total shares of our common stock issued and outstanding as of the date thereof, in accordance with the rules and regulations of the NYSE American unless we first obtain stockholder approval.

On October 6, 2026, the Company’s Board of Directors approved a change to the Company’s fiscal year end from March 31st to December 31st. Following such change, the date of the Company’s next fiscal year end is December 31, 2026.

On October 14, 2026, the Company filed articles of amendment to its Articles of Incorporation with the Maryland State Department of Assessments and Taxation to change the name of the Company from Universal Safety Products, Inc. to DeFi Capital Markets, Inc. The name change became effective on October 19, 2026.

Corporate Information

We were incorporated in Maryland in 1969. On May 28, 2025, we changed our name from “Universal Security Instruments, Inc.” to “Universal Safety Products, Inc.” Effective October 19, 2026, we changed our name to “DeFi Capital Markets, Inc.”

Our principal executive office is located at 11407 Cronhill Drive, Suite A, Owings Mills, Maryland 21117, and our telephone number is 410-363-3000. Information about us may be obtained from our website deficapital.markets. Copies of our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, are available free of charge on our website as soon as they are filed with the SEC through a link to the SEC’s EDGAR reporting system. The SEC’s EDGAR reporting system can also be accessed directly at www.sec.gov.

THE OFFERING

Issuer	DeFi Capital Markets, Inc.

Shares of our common stock offered by the Selling Stockholder	Up to 2,650,000 shares of common stock (the “Conversion Shares”) to be issued upon the conversion of the Convertible Notes based upon the minimum conversion price of $1.00 per share (the “Floor Price”).

Shares of our common stock outstanding as of October 23, 2026	3,028,463 shares of common stock

Shares of our common stock outstanding after giving effect to the issuance of the Conversion Shares registered hereunder (1)	5,678,463 shares of common stock

Use of proceeds	We will not receive any proceeds from the resale of the Conversion Shares. See the section titled “Use of Proceeds.”

Risk Factors	See the section titled “Risk Factors” and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in the shares of common stock.

Plan of Distribution	The Selling Stockholder may sell all or a portion of the shares of common stock beneficially owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

NYSE American Common Stock Symbol	DCM

(1)	The number of shares of our common stock that will be outstanding after this offering set forth above is based on 3,028,463 shares of common stock outstanding as of October 23, 2026, and excludes the following:

·	225,000 shares of common stock issuable upon the exercise of outstanding options at an exercise price of $3.40 per share; and

·	775,000 shares of common stock reserved for future issuance under our 2025 Stock Incentive Plan.

Unless otherwise specifically stated, all information in this prospectus assumes no exercise or conversion of the outstanding convertible debt instruments or options described above.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors as well as the other information set forth in this prospectus and the documents incorporated by reference herein, before deciding whether to invest in our common stock. Additional risks and uncertainties that we are unaware of may become important factors that affect us. If any of these risks actually occurs, our business, financial condition and operating results may suffer, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to the Offering

There could be a depressive effect on our market price from the sales of our common stock upon conversion of the Convertible Notes or the perception that such sales could occur.

The sale of shares of our common stock upon the conversion of the Convertible Notes, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. Given the number of shares of common stock registered for potential resale by the Selling Stockholder, the sale of shares by it, or the perception in the market that it intends to sell shares, could increase the volatility of the market price of our common stock or result in a significant decline in the public trading price of our common stock.

It is not possible to predict the actual number of shares of common stock that we will issue to the Selling Stockholder upon conversion of the Convertible Notes.

In connection with the Convertible Notes and assuming that the conversion price is the Floor Price of $1.00 per share, the Selling Stockholder is offering up to 2,650,000 Conversion Shares through this prospectus. However, there can be no assurance that the Selling Stockholder will elect to convert its Convertible Notes when it may do so, or what the conversion price for the portion of any Convertible Note will be at the time of conversion of such portion. Consequently, we cannot predict how many Conversion Shares will actually be issued to the Selling Stockholder pursuant to this prospectus.

The Selling Stockholder’s conversion of the Convertible Notes into common stock will cause dilution to our existing stockholders of common stock, and the conversion of the Convertible Notes or the perception that such sales may occur, could cause the price of our common stock to fall.

The market price for the shares of our common stock that the Selling Stockholder may receive upon conversion of the Convertible Notes will fluctuate based on a number of factors beyond our control. Depending on market liquidity and the price of the common stock at the time, the trading price of our common stock may fall.

The Selling Stockholder may convert all, some or none of such Convertible Notes into common stock and sell all, some or none of those shares at any time or from time to time in its sole discretion. While we ultimately anticipate that all 2,650,000 shares may be sold, the actual number of shares that will be sold cannot currently be determined. Conversions of the Convertible Notes by the Selling Stockholder could result in substantial dilution to the ownership interests of holders of common stock.

The Selling Stockholder will be able to convert its Convertible Notes at a conversion price lower than the then current market price of the common stock, which could cause the price of the common stock to decline.

The Convertible Note is convertible into shares of common stock at a conversion price that represents a discount to the market price of our common stock, subject to the Floor Price. As a result of this pricing structure, the Selling Stockholder may convert the entirety of its dollar amount of Convertible Notes into Conversion Shares upon the later to occur of (i) immediately upon the effectiveness of this registration statement, of which this prospectus forms a part, and (ii) our having obtained stockholder approval for all the Convertible Notes, which could cause the price of our common stock to decrease.

THE CONVERTIBLE NOTE FINANCING

On the Initial Closing Date, we entered into the Original Agreement with SJC pursuant to which SJC agreed to purchase convertible promissory notes in the aggregate principal amount of up to $10,600,000 for a total purchase price of $10,000,000. On October 9, 2026, we entered into the A&R Agreement with SJC. Pursuant to the A&R Agreement, we agreed to sell to SJC $2.65 million in Convertible Notes for a total purchase price of up to Two Million Five Hundred Thousand Dollars ($2,500,000).

The A&R Agreement provides that the purchase of the Convertible Notes shall be conducted through three (3) separate tranche closings, provided, however, that SJC has the ability, exercisable in its sole discretion, to purchase any principal face amount of Convertible Notes prior to the dates of the tranche closings provided for in the A&R Agreement. Pursuant to the A&R Agreement, the initial tranche closing, which occurred on the Initial Closing Date, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000) and the second tranche closing, which occurred on July 29, 2026, consisted of the issuance of a Convertible Note to SJC in the principal face amount of $530,000, for a purchase price of Five Hundred Thousand Dollars ($500,000).

Pursuant to the A&R Agreement, within thirty (30) days after the SEC declares this registration statement effective registering for resale the Conversion Shares under the Securities Act, subject to obtaining the approval of our stockholders and subsequently the approval of the NYSE American, SJC shall be required to complete the third and final tranche by purchasing a Convertible Note in the principal face amount of $1,060,000, for a purchase price of One Million Dollars ($1,000,000).

The Convertible Notes accrue interest at the rate of 8% per annum, unless an event of default (as defined in the Convertible Notes) occurs, at which time the Convertible Notes would accrue interest at 20% per annum. Each Convertible Note will mature on the first anniversary of issuance of such Convertible Note. The Convertible Notes are convertible into shares of common stock at any time at a conversion price equal to the greater of (i) the Floor Price, which Floor Price will not be adjusted for stock dividends, stock splits, stock combinations or other similar transactions, and (ii) 80% of the lowest VWAP of the common stock during the five trading days immediately prior to the date of conversion into common stock, but not greater than $10.00 per share. We may not issue Conversion Shares to the extent such issuances would result in an aggregate number of shares of our common stock exceeding 19.99% of the total shares of our common stock issued and outstanding as of the date thereof, in accordance with the rules and regulations of the NYSE American unless we first obtain stockholder approval.

The shares are being registered to satisfy an obligation included in the A&R Agreement providing for the registration of the Conversion Shares.

USE OF PROCEEDS

This prospectus relates to Conversion Shares that may be offered and sold from time to time by the Selling Stockholder. All of the Conversion Shares offered by the Selling Stockholder pursuant to this prospectus are issuable upon conversion of the Convertible Notes at an assumed price of $1.00 per share and will be sold by the Selling Stockholder for its own account. We will not receive any of the proceeds from these sales.

Expenses expected to be incurred by us in connection with this registration statement are estimated at approximately $30,904. The Selling Stockholder will pay all brokerage commissions and discounts.

DESCRIPTION OF OUR COMMON STOCK

The description of certain terms of our common stock in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to, the relevant provisions of our articles of incorporation and our bylaws, in certain cases as amended, establishing the terms of our common stock, our description of capital stock and Maryland corporate law. Copies of the foregoing documents are available from us upon request and accessible at www.sec.gov.

General

We are authorized to issue 525,000,000 shares of common stock, par value $0.01 per share.  As of October 23, 2026, there were 3,028,463 shares of our common stock issued and outstanding. The outstanding shares of our common stock are, and the shares being offered hereby by the Selling Stockholder will, when issued upon conversion of the Convertible Notes for which they are reserved and sold in accordance herewith, be validly issued, fully paid and nonassessable.

Holders of shares of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Holders of our common stock do not have cumulative voting rights. The affirmative vote of the holders of a majority of all of the votes cast at a meeting at which a quorum is present is sufficient to elect directors or for the taking or authorization of any action by the stockholders, subject to certain exceptions referred to below.  Therefore, holders of a majority of the shares of our common stock present at an election of directors can elect all of the directors. The affirmative vote of the majority of all votes entitled to be cast on the matter is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of our common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities, if any, and subject to any senior securities that may be issued and outstanding at such time.  Our common stock has no preemptive, subscription or conversion rights and there are no redemption provisions applicable to our common stock.

We have not paid any dividends and do not expect to pay cash dividends on the common stock in the foreseeable future.

Anti-Takeover Provisions under Maryland Law, Our Charter and Our Bylaws

Although our board of directors is not aware of any effort that might be made to obtain control of our company, our board of directors believes that it is appropriate to include certain provisions in our articles of incorporation and bylaws to protect our interests and our stockholders from takeovers which our board of directors may conclude are not in our best interests or the best interests of our stockholders.

The following discussion is a general summary of the material provisions of our articles of incorporation and bylaws, Maryland corporation law and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in our articles of incorporation and bylaws, reference should be made in each case to the document in question.

Business Combinations under Maryland Law

The Maryland Business Combination Act generally prohibits corporations from being involved in any “business combination” (defined as a variety of transactions, including a merger, consolidation, share exchange, asset transfer or issuance or reclassification of equity securities) with any “interested stockholder” for a period of five years following the most recent date on which the interested stockholder became an interested stockholder. An interested stockholder is defined generally as a person who is the beneficial owner of 10% or more of the voting power of the outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock or who is an affiliate or associate of the corporation and was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation at any time within the two-year period immediately prior to the date in question and after the date on which the corporation had 100 or more beneficial owners of its stock.

A business combination that is not prohibited must be recommended by the board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by outstanding shares of voting stock of the corporation, voting together as a single voting group and two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by the interested stockholder who will, or whose affiliate(s) will, be a party to the business combination or by an affiliate or associate of the interested stockholder, voting together as a single voting group, unless, among other things, the corporation’s stockholders receive a minimum price, as defined in the Maryland Business Combination Act for their shares, in cash or in the same form as paid by the interested stockholder for its shares. These provisions will not apply if the board of directors has exempted the transaction in question or the interested stockholder prior to the time that the interested stockholder became an interested stockholder. In addition, the board of directors may adopt a resolution approving or exempting specific business combinations, business combinations generally, or generally by type, as to specifically identified or unidentified existing or future stockholders or their affiliates from the business combination provisions of the Maryland Business Combination Act.

Control Share Acquisitions

The Maryland Control Share Acquisition Act generally provides that “control shares” of a corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the stockholders at a meeting by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter, excluding all control shares. “Control shares” are shares of stock that, if aggregated with all other shares of stock of the corporation previously acquired by a person or in respect of which that person is entitled to exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, entitle that person, directly or indirectly, to exercise or direct the exercise of the voting power of shares of stock of the corporation in the election of directors within any of the following ranges of voting power: one-tenth or more, but less than one-third of all voting power; one-third or more, but less than a majority of all voting power or a majority or more of all voting power. “Control share acquisition” means the acquisition, directly or indirectly, of control shares, subject to certain exceptions. If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, then, subject to certain conditions, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights.

Restrictions on Calling Special Meetings.

Our bylaws provide that special meetings of stockholders may be called by either the chairman of the board or by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors or at the request in writing of holders of a majority of all shares outstanding and entitled to vote at the meeting.

Stockholder Nominations and Proposals.

Our bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice, setting forth all the information required by our bylaws, to us not less than 120 days nor more than 150 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 120th day prior to the date of mailing the notice for such annual meeting or the 10th day following the day on which public announcement of the date of mailing of the notice for such meeting is first made.

Transfer Agent

The transfer agent and registrar of our common stock is Computershare Trust Company, N.A., 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

Trading Symbol and Market

Our common stock is traded on NYSE American under the symbol “DCM.”

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the Selling Stockholder of up to 2,650,000 shares (such amount includes the conversion of the principal amount of the Convertible Notes, plus any accrued but unpaid interest on such portion of the principal amount) of common stock that may be issued by us to the Selling Stockholder upon conversion of the Convertible Notes (based upon the Floor Price of $1.00 per share). For additional information regarding the shares of our common stock included in this prospectus, see the section titled “The Convertible Note Financing” above. We are registering the Conversion Shares included in this prospectus in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Convertible Notes set forth in this section below, as well as different convertible notes sold to the Selling Stockholder pursuant to a securities purchase agreement dated August 13, 2025, the Selling Stockholder has not had any material relationship with us within the past three years.

The table below presents information regarding the Selling Stockholder and the shares of our common stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of October 23, 2026. The number of shares in the column “Shares of Common Stock to be Sold in this Offering” represents all of the shares of common stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them. Except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and includes shares of our common stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 3,028,463 shares of common stock outstanding on October 23, 2026. The fourth column assumes the resale by the Selling Stockholder of all of the shares of common stock being offered for resale pursuant to this prospectus.

Shares of
	Shares of Common Stock		Common Stock to	Shares of Common Stock
	Beneficially Owned		be Sold in this	Beneficially Owned
	Prior to Offering		Offering (1)	After Offering (2)
Name of Selling Stockholder	Number	Percentage		Number	Percentage
SJC Lending, LLC (3)	158,839	4.99%	2,650,000	4,151	*

____________________

*            Less than 1% of the outstanding shares of Common Stock.

(1)	Represents the maximum number of shares of common stock issuable upon the conversion of the Convertible Notes, based upon the Floor Price.

(2)	Assumes that the Selling Stockholder has sold all of the Conversion Shares, which may or may not occur.

(3)	Represents (i) 4,151 shares of common stock owned by SJC Lending, LLC and (ii) 154,688 shares of common stock issuable upon the conversion of the Convertible Note issued to SJC Lending, LLC in the first closing. Stephen J. Caspi, the sole member of SJC Lending, LLC has voting and investment power over the shares held by SJC Lending, LLC. The business address of SJC Lending, LLC is 120 Bloomingdale Road, Suite 105, White Plains, New York 10605. Does not include 992 shares of common stock owned by JLA Realty Associates LLC, an entity that Mr. Caspi has voting and investment power over the shares held by it.

PLAN OF DISTRIBUTION

This prospectus relates to the sale by the Selling Stockholder of up to 2,650,000 shares (such amount includes the conversion of the principal amount of the Convertible Notes, plus any accrued but unpaid interest on such portion of the principal amount) of our common stock. All of the shares being offered are issuable upon conversion of the Convertible Notes. The Selling Stockholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the NYSE American or any other national securities exchange, market or trading facility on which the shares are then traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

·	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

·	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

·	a combination of any such methods of sale; or

·	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions it assumes. The Selling Stockholder may also sell shares of the common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the shares are “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under Section 2(11) of the Securities Act. The Selling Stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We will pay all the expenses, estimated to be approximately $30,904, in connection with this offering, other than underwriting commissions and discounts of the Selling Stockholder. We have agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, may be sold under Rule 144 rather than under this prospectus. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholder.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholder without registration and without the requirement to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144 or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market-making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Olshan Frome Wolosky LLP, New York, NY, will pass upon the validity of the common stock offered hereby as our counsel.

EXPERTS

The consolidated balance sheets of DeFi Capital Markets, Inc. (formerly, Universal Safety Products, Inc.) as of March 31, 2026 and 2025, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for the years then ended, included in our annual report on Form 10-K for fiscal year ended March 31, 2026, and related notes, have been audited by CBIZ CPAs P.C., an independent registered public accounting firm, as set forth in their report thereon. Such consolidated financial statements have been incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports pertaining to such consolidated financial statements of such firms given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities covered by this prospectus. This prospectus and any prospectus supplement which form a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to us and the securities covered by this prospectus, please see the registration statement and the exhibits filed with the registration statement. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Commission for a more complete understanding of the document or matter. A copy of the registration statement and the exhibits filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Commission, located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The Commission also maintains an internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is http://www.sec.gov.

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read, without charge, and copy the documents we file at the Commission’s public reference room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the Commission and paying a fee for the copying cost. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Commission are available to the public at no cost from the SEC’s website at http://www.sec.gov.

The reports and other information filed by us with the Commission are also available at our website, deficapital.markets. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus or any prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We have filed a registration statement on Form S-3 with the Commission under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. The Commission permits us to “incorporate by reference” the information contained in documents we file with the Commission, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the Commission will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the Commission, and incorporate by reference in this prospectus:

·     Our Annual Report on Form 10-K for the fiscal year ended March 31, 2026, filed with the SEC on July 2, 2026;

·     Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2026, filed with the SEC on August 14, 2026;

·     Our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on May 19, 2026, June 12, 2026, July 31, 2026, August 7, 2026, October 7, 2026 (Item 5.03 only), October 9, 2026 and October 15, 2026;

·     Our Definitive Proxy Statements on Schedule 14A, filed with the SEC on June 23, 2026 and October 20, 2026; and

·     The description of our capital stock contained in our Annual Report on Form 10-K as Exhibit 4.1 that was filed with the SEC on July 29, 2025.

All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to termination of this offering shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents, provided, however, that the registrant is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference in this prospectus may be obtained from us without charge and will be provided to each person, including any beneficial owner, to whom a prospectus is delivered. You may obtain a copy of the documents at no cost by submitting an oral or written request to:

11407 Cronhill Drive, Suite A

Owings Mills, MD 21117-3586

Tel: (410) 363-3000
Attention: Investor Relations

Additional information about us is available at our website located at deficapital.markets. Information contained in our website is not a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.              Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except for the SEC registration fee:

Amount to be paid
SEC registration fee	$904
Accounting fees and expenses	15,000
Legal fees and expenses	10,000
Printing and miscellaneous expenses	5,000
Total	$30,904

The Selling Stockholder will be responsible for its underwriting commissions and discounts.

Item 15.              Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those capacities, unless it is established that: (1) the act or omission of the director was material to the matter giving rise to such proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty; (2) the director actually received an improper personal benefit in money, property, or services; or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

Maryland law permits a Maryland corporation to indemnify officers to the same extent as directors.

In addition to the foregoing, a court of appropriate jurisdiction: (1) shall order indemnification of reasonable expenses incurred by a director who has been successful, on the merits or otherwise, in the defense of any proceeding identified above, or in the defense of any claim, issue or matter in the proceeding; and (2) may under certain circumstances order indemnification of a director or an officer who the court determines is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding paragraph or has been declared liable on the basis that a personal benefit improperly received in a proceeding charging improper personal benefit to the director or the officer, provided, however, that if the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, no indemnification may be made if the director or officer is adjudged liable to the corporation, except to the extent of expenses approved by a court of appropriate jurisdiction.

The MGCL also permits a Maryland corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer made a party to the proceeding by reason of his or her service in that capacity, provided that the corporation shall have received: (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and (2) a written undertaking by or on behalf of the director to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

We provide for indemnification of directors and officers in ARTICLE VI of our bylaws which provides that we will indemnify and advance expenses to our director or officer in connection with a proceeding to the fullest extent permitted by and in accordance with our bylaws. Further, with respect to an employee or agent, other than our director or officer, we may, as determined by and in the discretion of our board of directors, indemnify and advance expenses to such employees or agents in connection with a proceeding to the extent permitted by and in accordance with our bylaws.

Item 16.              Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit Number	Description
4.1	Form of Convertible Note, issued June 12, 2026 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 12, 2026)
4.2	Form of Convertible Note (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed October 9, 2026)
5.1*	Legal opinion of Olshan Frome Wolosky LLP.
23.1*	Consent of CBIZ CPAs P.C.
23.2*	Consent of Olshan Frome Wolosky LLP (included in its opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Table.

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Table” in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(2)        That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B;

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424 (b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the Securities Act prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Owings Mills, Maryland on October 26, 2026.

DEFI CAPITAL MARKETS, INC.

By:	/s/ Harvey B. Grossblatt
	Name:	Harvey B. Grossblatt
	Title:	President and Chief Executive Officer (principal executive officer)

By:	/s/ James B. Huff
	Name:	James B. Huff
	Title:	Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Harvey B. Grossblatt as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act and to file the same, with all exhibits thereto and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Harvey B. Grossblatt	Executive Chairman, President and Chief Executive Officer (principal executive officer)	October 26, 2026
Harvey B. Grossblatt

/s/ Milton C. Ault, III	Vice Chairman	October 26, 2026
Milton C. Ault, III

/s/ Henry Nisser	Director	October 26, 2026
Henry Nisser

/s/ Ira F. Bormel	Director	October 26, 2026
Ira F. Bormel

/s/ Ronald A. Seff, M.D.	Director	October 26, 2026
Ronald A. Seff, M.D.